As filed with the Securities and Exchange Commission on December 15, 2010
Registration File No.: 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLARUS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1972600 (I.R.S. Employer Identification No.)

2084 East 3900 South Salt Lake City, UT 84124 (801) 278-5552

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Peter Metcalf President and Chief Executive Officer Clarus Corporation 2084 East 3900 South Salt Lake City, UT 84124 (801) 278-5552

(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq. Kane Kessler, P.C. 1350 Avenue of the Americas New York, NY 10019 (212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer    ☐    Accelerated filer    ☒    Non-accelerated filer    ☐    Small reporting company    ☐

___________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Primary offering:

Common Stock, par value $0.0001 per share (“Common Stock”)
Preferred Stock, par value $0.0001 per share
Debt securities
Guarantees of debt securities	(4)
Total primary offering			$250,000,000.00	$17,825.00
Secondary offering:

Common Stock	4,159,686	$7.51 (5)	$31,239,241.86	$2,227.36

Total registration fee:				$20,052.36

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”) with respect to the primary offering, the securities registered hereunder include such indeterminate number of shares of common stock, preferred stock and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock or debt securities registered hereunder that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act with respect to the primary offering.

(4)
We are also registering an indeterminate amount of guarantees by certain of our subsidiaries of debt securities.  No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities.  Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of the debt securities.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low reported sales prices of our common stock on the Nasdaq Global Market on December 8, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
___________________________________

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant	Jurisdiction of Incorporation or Organization	IRS Employer ID Number
Everest/Sapphire Acquisition, LLC (1)	Delaware	27-2458043
Black Diamond Equipment, Ltd. (1)	Delaware	870492334
Gregory Mountain Products, LLC (2)	Delaware	27-2458224
Black Diamond Retail, Inc. (1)	Delaware	841370708
Black Diamond Equipment AG(3)	Switzerland	N/A
Black Diamond Equipment Asia, Ltd.(4)	People’s Republic of China	N/A

(1)	The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices are the same as those of Clarus Corporation.

(2)
The address, including zip code, of this registrant’s principal executive offices is 1414 K Street, Suite 100, Sacramento, California 95814, and the telephone number, including area code, of its principal executive offices is 916-233-4700.

(3)
The address, including zip code, of this registrant’s principal executive offices is Christoph Merian Ring 7, 4153 Reinach, Switzerland, and the telephone number, including area code, of its principal executive offices is 41-61-564-3333.

(4)
The address, including zip code, of this registrant’s principal executive offices is Gangyun Factory, Lot 2, No. 3 Lianfeng Road, Free Trade Zone, Zhuhai City, Guangdong Province, People’s Republic of China 519030, and the telephone number, including area code, of its principal executive offices is 86-756-8817-558.

The information in this prospectus is not complete and may be changed.  Neither we nor any selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and neither we nor any selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 15, 2010.

PROSPECTUS

CLARUS CORPORATION

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
_______________

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities or guarantees of debt securities up to an aggregate amount of $250,000,000.

 In addition, selling stockholders may offer and resell from time to time up to 4,159,686 shares of our common stock, of which 3,675,919 shares are subject to a lock-up agreement expiring May 28, 2012.

This prospectus provides a general description of these securities that we may offer and the general manner in which we will offer them.  Each time any of our securities is offered using this prospectus, we and/or our selling stockholders will provide a prospectus supplement and attach it to this prospectus.  The applicable prospectus supplement will contain more specific information about the offering. The applicable prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer the common stock.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We and/or certain selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.  The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  We will not receive any proceeds of any sale of our common stock by any selling stockholder.  The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the Nasdaq Global Market under the symbol “BDE.”

Investing in our securities involves risks.  Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [________], 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock or convertible preferred stock, debt securities or guarantees of debt securities up to an aggregate amount of $250,000,000.  In addition, under this shelf process, the selling stockholders named in this prospectus or a prospectus supplement may sell from time to time up to 4,159,686 shares of our common stock.  This prospectus only provides you with a general description of the securities that we may offer.  Each time we offer and sell our securities, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain more specific information about the terms of the securities and the offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.  Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  If anyone provides you with different or additional information you should not rely on it.  This prospectus may only be used where it is legal to sell these securities.  This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited.  The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents.  Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

References in this prospectus to: (i) “Clarus,” “Company,” “we,” “our,” and “us,” refer to Clarus Corporation; (ii) “Black Diamond” and “BDE” refer to Black Diamond Equipment, Ltd.; and (iii) “Gregory Mountain Products” and  “Gregory” refer to Gregory Mountain Products, LLC.

i

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, as well as other written or oral statements by us or our authorized officers on our behalf, may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Clarus may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements.  These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. Clarus cautions you that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the Company’s acquisitions of Black Diamond and Gregory, including future financial and operating results that may be realized from the acquisitions; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) our ability to successfully integrate Black Diamond and Gregory; (ii) our ability to realize financial or operating results as expected; (iii) material differences in the actual financial results of the mergers compared with expectations, including the impact of the mergers on the Company’s future earnings per share; (iv) economic conditions and the impact they may have on Black Diamond and Gregory and their respective customers or demand for products; (v) our ability to implement our acquisition growth strategy or obtain financing  to support such strategy; (vi) the loss of any member of our senior management or certain other key executives; (vii) our ability to utilize our net operating loss carry forward; and (viii) our ability to adequately protect our intellectual property rights.  All forward-looking statements included in this prospectus are based upon information available to Clarus as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement, as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

ii

THE COMPANY

Overview

Clarus is a leading provider of outdoor recreation equipment and lifestyle products. The Company’s principal brands are Black Diamond™ and Gregory Mountain Products®. The Company develops, manufactures and distributes a broad range of products including:  rock-climbing equipment (such as carabiners, protection devices, harnesses, belay and devices, helmets, ice-climbing gear), technical backpacks and high-end day packs, tents, trekking poles, headlamps and laterns, gloves and mittens, skis, ski bindings, ski boots, ski skins and avalanche safety equipment. Headquartered in Salt Lake City, Utah, the Company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities both in Salt Lake City and Southeast China as well as a sewing plant in Calexico, California, distribution centers in Germany, Utah and Southeast China and sales and marketing offices located near Basel, Switzerland and in Yokohama, Japan.

Operating History

Since the 2002 sale of our e-commerce solutions business, we have engaged in a strategy of seeking to enhance stockholder value by pursuing opportunities to redeploy our assets through an acquisition of, or merger with, an operating business or businesses that would serve as a platform company.  On May 28, 2010, we acquired Black Diamond and Gregory.  Because the Company had no operations at the time of our acquisition of Black Diamond, Black Diamond is considered to be our predecessor company for financial reporting purposes.  The predecessor company does not include Gregory.

Market Overview

Our primary target customers are outdoor-oriented consumers who understand the importance of an active, healthy lifestyle.  The users of our products are made up of a wide range of outdoor athletes and enthusiasts, including rock, ice and mountain climbers, skiers, backpackers and campers, endurance trail runners, and outdoor-inspired consumers.  We believe we have a strong reputation for style, quality, design, and durability in each of our core product lines that address the needs of rock and ice climbers, alpinists, canyoneers, peak baggers, backcountry and freeride skiers, day hikers and backpackers.

As the variety of outdoor sports activities continue to grow and proliferate and existing outdoor sports evolve and become ever more specialized, we believe other outdoor sports and athletic equipment companies are failing to address the unique aesthetics, fit and technical and performance needs of athletes and enthusiasts involved in such specialized activities.  We believe we have been able to help address this void in the marketplace by leveraging our user intimacy and improving on our existing product lines, by expanding our product offerings into new niche categories, and by incorporating innovative industrial design and engineering, along with comfort and functionality into our products. Although we were founded to address the needs of core rock and ice climbers, backcountry skiers, and alpinists, we are also successfully designing products for more casual outdoor enthusiasts who also appreciate the technical rigor and premium quality of our products. We believe the credibility and authenticity of our brands expands our potential market beyond committed outdoor athletes to those outdoor generalist consumers who desire to lead active, healthy, and balanced lives.
____________________________________

We are incorporated in Delaware, and the address of our executive corporate headquarters is located at 2084 East 3900 South, Salt Lake City, Utah 84124, and our telephone number is (801) 278-5552.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic and current reports filed with the Commission, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.

USE OF PROCEEDS

The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.

Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes, including, without limitation, the strategic development and growth of the Company’s business, both organically and through acquisition.

When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

We will not receive any proceeds from any sales of common stock by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following tables set forth the ratio of earnings to fixed charges for the Company and its predecessor, Black Diamond, for the periods indicated.

The Company

	Nine Months	Year Ended December 31,
	Ended September
	30, 2010	2009	2008	2007	2006	2005
Ratio or Earnings to Fixed Charges	(1)	(1)	(1)	4.9	(1)	(1)

(1)
Due to losses during the nine months ended September 30, 2010 and the years ended December 31, 2009, 2008, 2006 and 2005, the ratio of earnings to fixed charges for those periods was less than 1.00.  The deficiency of  earnings to total fixed charges was approximately $18.1 million,  $4.9 million, $2.4 million, $1.3 million and $1.3 million, respectively, for those periods.

Predecessor (Black Diamond)

	Five Months	Year Ended June 30,
	Ended May 28,
	2010	2009	2008	2007	2006	2005
Ratio or Earnings to Fixed Charges	15.7	4.4	4.2	4.4	5.8	8.0

The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. For purposes of calculating this ratio, earnings before fixed charges consist of earnings from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles, plus fixed charges. Fixed charges consist of interest expense (including amortization of debt expense and discount or premium relating to any indebtedness), preferred stock dividend requirements of consolidated subsidiaries, capitalized interest and that portion of rental expense representative of the interest factor.

During the periods described in the foregoing tables, neither the Company nor its predecessor, Black Diamond Equipment, Ltd., had any shares of preferred stock outstanding, and consequently, the respective ratios of earnings to preferred stock dividends were identical to the ratios of earnings to fixed charges during such periods.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, as amended, and Rights Agreement.  Copies of our Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, as amended, and Rights Agreement are incorporated by reference and will be sent to stockholders upon request.  See “Where Can You Find More Information.”

Authorized Common Stock

We have authorized 100,000,000 shares of our common stock, par value $0.0001 per share.  As of November 4, 2010, there were 21,738,484 shares of our common stock outstanding.

Voting Rights, Dividend Rights, Liquidation Rights and Other Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors of the Company (the “Board”) out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock of the Company. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Acquisition Restrictions

To help ensure the preservation of its net operating loss carryforwards (“NOLs”), the Company’s Amended and Restated Certificate of Incorporation, as amended, generally restricts any person from attempting to purchase or acquire (any such purchase or acquisition being an “Acquisition”), any direct or indirect interest in Clarus’ capital stock (or options, warrants or other rights to acquire Clarus’ capital stock, or securities convertible or exchangeable into Clarus’ capital stock), if such Acquisition would affect the percentage of Clarus’ capital stock owned by a 5% stockholder (the “Acquisition Restrictions” and any person attempting such an Acquisition, being referred to as a “Restricted Holder”). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% stockholder or Restricted Holders, Clarus is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. The Company’s Amended and Restated Certificate of Incorporation, as amended, further provides that a Restricted Holder will be required, prior to the date of any proposed Acquisition, to request in writing (a “Request”) that the Board review the proposed Acquisition and authorize or not authorize such proposed Acquisition. If a Restricted Holder seeks to effect an Acquisition, then at the next regularly scheduled meeting of the Board (which are generally held once during each calendar quarter) following the tenth business day after receipt by the Secretary of the Company of a Request, the Board will be required to determine whether to authorize the proposed Acquisition described in the Request. Any determination made by the Board as whether to authorize a proposed Acquisition will be made in the sole discretion and judgment of the Board. The Board shall promptly inform a Restricted Holder making the Request of such determination. Additionally, any Restricted Holder who makes such a Request shall reimburse Clarus, on demand, for all reasonable costs and expenses incurred by Clarus with respect to any proposed Acquisition, which may be material in relation to the Acquisition and will include the fees and expenses of any attorneys, accountants or other advisors retained by Clarus in connection with such determination.

The Company’s Amended and Restated Certificate of Incorporation, as amended, provides that any person who knowingly violates the Acquisition Restrictions or any persons in the same control group with such person shall be jointly and severally liable to Clarus for, and shall indemnify and hold Clarus harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the ability of Clarus to use its NOLs.

All certificates representing newly issued shares of the Company’s capital stock or shares voted in favor of the Acquisition Restrictions and subsequently submitted for transfer, must bear the following legend:

“The Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the “Acquisition”) of any capital stock without the authorization of the Board of Directors of the Corporation (the “Board of Directors”), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation’s preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to the Corporation at its principal place of business.”

The Board has the discretion to approve an Acquisition of stock that would otherwise violate the Acquisition Restrictions in circumstances where it determines that such Acquisition is in the best interests of the Company and its stockholders. In determining whether or not to permit an Acquisition which may result in violation of the Acquisition Restrictions, the Board may consider factors it deems relevant including the likelihood that the Acquisition would result in an ownership change to occur that would limit the Company’s use of its NOLs. In addition, the Board is authorized to eliminate the Acquisition Restrictions, modify the applicable allowable percentage ownership interest or modify any of the terms and conditions of the Acquisition Restrictions provided that the Board concludes in writing that such change is reasonably necessary or advisable to preserve the Company’s NOLs or that the continuation of the affected terms and conditions of the Acquisition Restrictions is no longer reasonably necessary for such purpose.

The Acquisition Restrictions may have anti-takeover effects because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of the Company’s capital stock and the ability of persons, entities or groups now owning 5% or more of the Company’s capital stock from acquiring additional stock. Although the Acquisition Restrictions are designed as a protective measure to preserve and protect the Company’s NOLs, the Acquisition Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the Company’s stockholders. This might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock at higher than market prices. In addition, the Acquisition Restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s stockholders.

The foregoing description of the Acquisition Restrictions does not purport to be complete and is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation, as amended, which is incorporated herein by reference.

Preferred Share Purchase Rights

On February 12, 2008, Clarus entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company that provides for the terms of a rights plan including a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend is payable to Clarus’ stockholders of record as of the close of business on February 12, 2008 (the “Record Date”).

The Board adopted the Rights Agreement to protect the Company’s ability to carry forward its NOLs, which the Company believes are a substantial asset. The Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the objective of preserving the value of the NOLs will be achieved. There is a possibility that certain stock transactions may be completed by stockholders or prospective stockholders that could trigger a “change of ownership,” and there are other limitations on the use of NOLs set forth in the Code.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of Clarus’ then-outstanding common stock without the prior approval of the Board. Stockholders who own 4.9% or more of Clarus’ then-outstanding common stock as of the close of business on the Record Date, will not trigger the Rights Agreement so long as they do not increase their ownership of common stock. Moreover, the Board may exempt any person or group that owns 4.9% or more. A person or group that acquires a percentage of common stock in excess of the applicable threshold but less than 50% of Clarus’ then-outstanding common stock is called an “Acquiring Person.” Any Rights held by an Acquiring Person are void and may not be exercised.

The Board authorized the issuance of one Right per each share of common stock outstanding on the Record Date. If the Rights become exercisable, each Right would allow its holder to purchase from Clarus one one-hundredth of a share of Clarus’ Series A Junior Participating Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), for a purchase price of $12.00. Each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until 10 days after a public announcement by Clarus that a person or group has become an Acquiring Person. Until the date that the Rights become exercisable (the “Distribution Date”), Clarus’ common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the common stock and be evidenced by a rights certificate, which Clarus will mail to all holders of the rights that are not void.

If a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of Clarus’ common stock with a market value of two times the purchase price (or other securities or assets as determined by the Board) upon payment of the purchase price (a “Flip-In Event”). After the Distribution Date, if a Flip-In Event has already occurred and Clarus is acquired in a merger or similar transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”). Rights may be exercised to purchase shares of Clarus’ Series A Preferred Stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of common stock or other securities as described above.

The Rights will expire at such time the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code or the Rights are earlier redeemed or exchanged by the Company as described below. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by Clarus that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if Clarus declares a stock split or issues a stock dividend on its common stock. After the later of the Distribution Date and the date of the first public announcement by Clarus that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of Clarus’ outstanding common stock, the Board may exchange each Right (other than the Rights that have become void) for one share of common stock or an equivalent security.

The Board may adjust the purchase price of the Series A Preferred Stock, the number of shares of the Series A Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock. No adjustments to the purchase price of less than 1% will be made.

Before the time the Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

DESCRIPTION OF PREFERRED STOCK

The following is a description of certain general terms and provisions of our preferred stock.  The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering.  The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our restated certificate of incorporation, as amended, bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of such series of preferred stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes our Board to issue, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series, having a par value of $0.0001 per share, 1,000,000 of which have been designated as Series A Junior Participating Preferred Stock, par value $0.0001.  See “Description of Common Stock – Preferred Share Purchase Rights.”  As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Board is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:

•	any dividend rights;

•	any stated redemption and liquidation values or preference per share;

•	any sinking fund provisions;

•	any conversion or exchange provisions;

•	any participation rights;

•	any voting rights; and

•	the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board and as are permitted by the Delaware General Corporation Law.

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

  DESCRIPTION OF DEBT SECURITIES

The debt securities may be senior debt securities or subordinated debt securities.  The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.”  The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.  We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered.  The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations.  The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount.  Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities.  The particular terms of any guarantee will be described in the related prospectus supplement.  Any guarantees will be joint and several and full and unconditional obligations of the guarantors.  The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission which are incorporated by reference into this prospectus. Of the 4,159,686 shares of Clarus Common Stock to be registered for resale by the selling stockholders, 3,675,919 shares are subject to a lock-up agreement expiring May 28, 2012.

PLAN OF DISTRIBUTION

We and any selling stockholder may sell securities in any of three ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and any selling stockholder may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities).

Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

We and any selling stockholder may sell the securities through agents from time to time.  The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.  In addition, we or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us, any selling stockholder or others to settle those sales to close out any related short positions.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).  We and any selling stockholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We may also sell the securities directly, in which event, no underwriters or agents will be involved.

Any selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act.  Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.  Additionally, because selling stockholders may be deemed to be ”underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.  We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder.  Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities.  In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters or agents may purchase and sell the securities in the open market.  These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids.  Over-allotments involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum.  Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering.  The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market.  These activities, if begun, may be discontinued at any time.  These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission’s Public Reference Room.

Our common stock is listed on the Nasdaq Global Market under the symbol “BDE.”

This prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable Commission rules, which documents contain important information about us and our common stock:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 15, 2010;

•	Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the Commission on April 23, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the Commission on May 10, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the Commission on August 9, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed with the Commission on November 9, 2010;

•	our Current Report on Form 8-K, filed with the Commission on May 10, 2010 (SEC Accession No. 0001144204-10-025809);

•	our Current Report on Form 8-K, filed with the Commission on June 1, 2010;

•	our Current Report on Form 8-K, filed with the Commission on June 4, 2010;

•	our Current Report on Form 8-K, filed with the Commission on June 9, 2010;

•	our Current Report on Form 8-K, filed with the Commission on September 7, 2010;

•
the description of our common stock, $0.0001 par value, contained in our Registration Statement on Form 8-A filed on June 9, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	our definitive proxy statement filed with the Commission on June 29, 2010.

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus are incorporated by reference in this prospectus, other than any portion of any such filing that is furnished under the applicable Commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at 2084 East 3900 South, Salt Lake City, Utah 84124, Attention: Secretary, or call (801) 278-5552.

EXPERTS

The consolidated financial statements of Clarus Corporation as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Black Diamond Equipment, Ltd. as of and for the years ended June 30, 2009, 2008, and 2007, incorporated in this prospectus by reference to the Current Report on Form 8-K of Clarus Corporation, filed with the Commission on June 4, 2010, have been so incorporated in reliance on the report of Tanner LLC (formerly, Tanner LC), independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Gregory Mountain Products, Inc. as of December 31, 2009, 2008, and 2007 (predecessor), as of March 15, 2008, and for the year ended December 31, 2009, for the period ended from March 15, 2008 (inception) to December 31, 2008, for the period from January 1, 2008 to March 14, 2008 (predecessor), and the year ended December 31, 2007 (predecessor), incorporated in this prospectus by reference to the Current Report on Form 8-K of Clarus Corporation, filed with the Commission on June 4, 2010, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York, and for the underwriters or agents, by counsel named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of the securities of Clarus Corporation (the “Registrant”) being registered are as set forth in the following table:

Registration Fee - Securities and Exchange Commission	$20,052.36
*Legal Fees and Expenses	40,000.00
*Accounting Fees and Expenses	35,000.00
*Printing Fees and Expenses	1,800.00
*Blue Sky Fees	—
*Miscellaneous	20,000.00
________________
*Total	$116,825.36

*           Estimated

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation or other enterprise, against expenses, costs or fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful.  If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all the claims, issues or matters in such proceeding, such person may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter.  In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section B of Article VII of the Registrant’s  Amended and Restated Certificate of Incorporation, as amended, provides the following:

1.      The Registrant shall indemnify each person who is or was a director, officer or employee of the Registrant, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Registrant, against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which such person may become involved, as a party or otherwise, by reason of such person’s being or having been a director, officer or employee of the Registrant or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in such person’s capacity as such director, officer or employee, whether or not such person continues to be such at the time such liability or expense is incurred, provided that a determination is made by the Registrant in accordance with Delaware law that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had reasonable cause to believe such person’s conduct was lawful or no reasonable cause to believe that such person’s conduct was unlawful.  The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in the previous sentence.  Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which such person was not legally entitled; (b) as to amounts paid or payable to the Registrant for an accounting of profits in fact made from the purchase or sale of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

2.      Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent such person has otherwise been indemnified.  Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Registrant, but only if (a) the Board of Directors of the Registrant, acting by a quorum consisting of directors who are not partners to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 above; or (b) outside legal counsel engaged by the Registrant (who may be regular counsel of the Registrant) shall deliver to the Registrant its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Registrant, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct.  The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 above.

3.      As used in Section B of Article VII, the term “liability” means amounts paid in settlement or in satisfaction of judgments of fines or penalties, and the term “expense” includes, but is not limited to, attorneys’ fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Registrant may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article VII.

4.      The provisions of Section B of Article VII are applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption thereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others.  The rights of indemnification provided thereunder are in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and inure to the benefit of the heirs, executors and administrators of any such director, officer or employee. Any repeal or modification of the provisions of Section B of Article VII by the stockholders of the Registrant will not adversely affect any rights to indemnification and advancement of expenses existing pursuant to such Section with respect to any acts or omissions occurring prior to such repeal or modification.

The Registrant’s directors and officers are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Registrant.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference:

Exhibit	Description

1.1	Form of Underwriting Agreement. (1)

4.1	Form of Indenture between the Registrant and [__________], as Trustee. (2)

5.1	Opinion of Kane Kessler, P.C. (2)

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges. (2)

23.1	Consent of Independent Registered Public Accounting Firm. (2)

23.2	Consent of Independent Registered Public Accounting Firm. (2)

23.3	Consent of Independent Registered Public Accounting Firm. (2)

23.4	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). (2)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939. (1)

  (1)         To be filed.
  (2)         Filed herewith.

Item 17. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in  reports filed or furnished to the Commission by the Registrant  pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	That for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

3.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

4.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 15, 2010.

CLARUS CORPORATION

By:	/s/ Peter Metcalf
Name: Peter Metcalf
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Clarus Corporation hereby severally constitutes and appoints Warren B. Kanders and Peter Metcalf as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2010:

Name	Title

/s/ Warren B. Kanders	Executive Chairman and Director
Warren B. Kanders

/s/ Robert R. Schiller	Executive Vice Chairman and Director
Robert R. Schiller

/s/ Peter Metcalf	Chief Executive Officer, President and Director (Principal Executive Officer)
Peter Metcalf

/s/ Robert Peay	Chief Financial Officer (Principal Financial and Accounting Officer)
Robert Peay

/s/ Donald L. House	Director
Donald L. House

/s/ Nicholas Sokolow	Director
Nicholas Sokolow

/s/ Michael A. Henning	Director
Michael A. Henning

/s/ Philip N. Duff	Director
Philip N. Duff

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 15, 2010.

EVEREST/SAPPHIRE ACQUISITION, LLC

By:	/s/ Peter Metcalf
Name: Peter Metcalf
Title: President

POWER OF ATTORNEY

Each of the undersigned officers and members of Everest/Sapphire Acquisition, LLC hereby severally constitutes and appoints Warren B. Kanders and Peter Metcalf as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2010:

Name	Title

/s/ Warren B. Kanders	Manager
Warren B. Kanders

/s/ Robert R. Schiller	Manager
Robert R. Schiller

/s/ Peter Metcalf	President and Manager (Principal Executive Officer)
Peter Metcalf

/s/ Robert Peay	Secretary and Treasurer (Principal Financial and Accounting Officer)
Robert Peay

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 15, 2010.

BLACK DIAMOND EQUIPMENT, LTD.

By:	/s/ Peter Metcalf
Name: Peter Metcalf
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Diamond Equipment, Ltd. hereby severally constitutes and appoints Warren B. Kanders and Peter Metcalf as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2010:

Name	Title

/s/ Warren B. Kanders	Director
Warren B. Kanders

/s/ Robert R. Schiller	Director
Robert R. Schiller

/s/ Peter Metcalf	President, Chief Executive Officer and Director (Principal Executive Officer)
Peter Metcalf

/s/ Robert Peay	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
Robert Peay

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 15, 2010.

GREGORY MOUNTAIN PRODUCTS, LLC

By:	/s/ Peter Metcalf
Name: Peter Metcalf
Title: President

POWER OF ATTORNEY

Each of the undersigned officers and members of Gregory Mountain Products, LLC hereby severally constitutes and appoints Warren B. Kanders and Peter Metcalf as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2010:

Name	Title

/s/ Warren B. Kanders	Manager
Warren B. Kanders

/s/ Robert R. Schiller	Manager
Robert R. Schiller

/s/ Peter Metcalf	President and Manager (Principal Executive Officer)
Peter Metcalf

/s/ Robert Peay	Treasurer (Principal Financial and Accounting Officer)
Robert Peay

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 15, 2010.

BLACK DIAMOND RETAIL, INC.

By:	/s/ Peter Metcalf
Name: Peter Metcalf
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Diamond Retail, Inc. hereby severally constitutes and appoints Warren B. Kanders and Peter Metcalf as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2010:

Name	Title

/s/ Warren B. Kanders	Director
Warren B. Kanders

/s/ Robert R. Schiller	Director
Robert R. Schiller

/s/ Peter Metcalf	President, Chief Executive Officer and Director (Principal Executive Officer)
Peter Metcalf

/s/ Robert Peay	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
Robert Peay

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 15, 2010.

BLACK DIAMOND EQUIPMENT AG

By:	/s/ Peter Metcalf
Name: Peter Metcalf
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Diamond Equipment AG hereby severally constitutes and appoints Peter Metcalf as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2010:

Name	Title

/s/ Christian Jaeggi	Director
Christian Jaeggi

/s/ Michael Sibernagel	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Michael Sibernagel

/s/ Peter Metcalf	Chief Executive Officer and Director (Principal Executive Officer)
Peter Metcalf

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 15, 2010.

BLACK DIAMOND EQUIPMENT ASIA, LTD.

By:	/s/ Peter Metcalf
Name: Peter Metcalf
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Diamond Equipment Asia, Ltd. hereby severally constitutes and appoints Peter Metcalf as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2010:

Name	Title

/s/ Peter Metcalf	Chief Executive Officer, President and Director (Principal Executive Officer)
Peter Metcalf

/s/ Robert Peay	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Robert Peay

/s/ Ryan Gellert	Director
Ryan Gellert

EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement. (1)

4.1	Form of Indenture between the Registrant and [__________], as Trustee. (2)

5.1	Opinion of Kane Kessler, P.C. (2)

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges. (2)

23.1	Consent of Independent Registered Public Accounting Firm. (2)

23.2	Consent of Independent Registered Public Accounting Firm. (2)

23.3	Consent of Independent Registered Public Accounting Firm. (2)

23.4	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). (2)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939. (1)

  (1)         To be filed.
  (2)         Filed herewith.